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                                                       EXHIBIT-99.B11
                                                       Consent of Independent
                                                       Accountants



                                                                      EXHIBIT 11





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 8 under the Securities Act of 1933, as amended, to the Registration Statement of the Haven Capital Management Trust comprised of The Haven Fund on Form N-1A (File No. 33-76670) of our report dated December 5, 1997 on our audit of the financial statements and financial highlights of The Haven Capital Management Trust, which report is included in the Annual Report to Shareholders for the year ended October 31, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the headings "Financial Highlights" and "The Exchange" in the Prospectus and "Auditors and Counsel" and "Financial Statements" in the Statement of Additional Information.


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 26, 1998